UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________
FORM 8-K
______________
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 28, 2020 (January 23, 2020)

ARMOUR Residential REIT, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-34766	26-1908763
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3001 Ocean Drive, Suite 201
Vero Beach,	Florida	32963
(Address of Principal Executive Offices)		(Zip Code)

(772) 617-4340
(Registrant’s Telephone Number, Including Area Code)

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading symbols	Name of Exchange on which registered
Preferred Stock, 7.875% Series B Cumulative Redeemable	ARR-PRB	New York Stock Exchange
Preferred Stock, 7.00% Series C Cumulative Redeemable	ARR-PRC	New York Stock Exchange
Common Stock, $0.001 par value	ARR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by a check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On January 23, 2020, ARMOUR Residential REIT, Inc. (the “Company”) and ARMOUR Capital Management LP (the “Manager”), the external manager of the Company, entered into an Underwriting Agreement (the “Underwriting Agreement”) with B. Riley FBR, Inc., as representative of the several underwriters named therein (collectively, the “Underwriters”), including, but not limited to, BUCKLER Securities LLC, a member of the Financial Industry Regulatory Authority that is controlled by the Manager and the Company’s executive officers, with respect to (i) the sale by the Company of 3,000,000 shares (the “Firm Shares”) of the Company’s new 7.00% Series C Cumulative Redeemable Preferred Stock ($25.00 liquidation preference per share), $0.001 par value (the “Series C Preferred Stock”), to the Underwriters with an offering price to the public of $25.00 per share, and (ii) the grant by the Company to the Underwriters of an option (the “Option”) to purchase all or part of 450,000 additional shares (the “Option Shares,” and together with the Firm Shares, the “Shares”) of the Series C Preferred Stock during the 30-day period following the execution of the Underwriting Agreement with the same offering price per share to the public to cover over-allotments. The Company agreed to indemnify the Underwriters against certain specified types of liabilities, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments the Underwriters may be required to make in respect of these liabilities.

On January 24, 2020, the Underwriters exercised the Option to purchase all of the Option Shares. On January 28, 2020, the Company completed the sale of the Shares for total gross proceeds of approximately $86,250,000 before deduction of underwriting discounts and commissions and offering expenses payable by the Company. The Company intends to use the net proceeds from the offering as a portion of the funds used to redeem 100% of the outstanding Series B Preferred Stock, as defined and described below.

In the ordinary course of business the Underwriters or their respective affiliates have engaged and may in the future engage in various financing, commercial banking, broker-dealer, borrowing and investment banking services with, and provide financial advisory services to, the Company and its affiliates for which they have received or may receive customary fees and expenses. A copy of the Underwriting Agreement is filed as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing description of the Underwriting Agreement and the transactions contemplated thereby is qualified in its entirety by reference to Exhibit 1.1.

The Company is also filing this Current Report on Form 8-K to provide legal opinions regarding the validity of the Shares and the shares of common stock of the Company, $0.001 par value (the “Common Stock”), issuable upon conversion of the Shares in accordance with the terms of the Articles Supplementary governing the Series C Preferred Stock described below, and regarding certain tax matters with respect to the Company and the Shares, which opinions are attached hereto as Exhibits 5.1 and 8.1, respectively, and are incorporated herein by reference.

Item 3.03.	Material Modifications to Rights of Security Holders.

On January 24, 2020, the Company mailed a notice of full redemption (the “Notice”) of all 8,383,344 issued and outstanding shares of its 7.875% Series B Cumulative Redeemable Preferred Stock ($25.00 liquidation preference per share, CUSIP 042315408) (the “Series B Preferred Stock”) to the holders of record of its Series B Preferred Stock as of January 13, 2020. Pursuant to this redemption, each share of Series B Preferred Stock will be cancelled and represent solely the right to receive cash in the amount of $25.00 per share of Series B Preferred Stock on February 27, 2020. Pursuant to the terms of the Series B Preferred Stock, holders of record of the Series B Preferred Stock on February 15, 2020 will be entitled to receive the full monthly dividend for February, which will be the final dividend and will be paid in the regular course of business on February 27, 2020. The office of the registrar, transfer agent, redemption agent and disbursing agent for the Series B Preferred Stock is as follows: Continental Stock Transfer & Trust Company, One State Street, 30th Floor, New York, NY 10004, Attn: Reorg. Department. For questions regarding the redemption notice, investors should contact Continental Stock Transfer & Trust Company by telephone at 800-509-5586. A copy of the Notice for the Series B Preferred Stock is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 28, 2020, the Company filed Articles Supplementary with the State Department of Assessments and Taxation of the State of Maryland (the “Department”) to designate 10,000,000 shares of the Company’s authorized preferred stock, par value $0.001 per share, as shares of Series C Preferred Stock with the powers, designations, preferences and other rights as set forth therein. The Articles Supplementary became effective on January 28, 2020. A copy of the Articles Supplementary filed with the Department is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

The Articles Supplementary provides that the Company will pay monthly cumulative dividends on the Series C Preferred Stock, in arrears, on the 27th day of each month (provided that if any dividend payment date is not a business day, then the dividend which would otherwise have been payable on that dividend payment date may be paid on the next succeeding business day) from, and including, the date of original issuance of the Series C Preferred Stock at 7.00% of the $25.00 per Share liquidation preference per annum (equivalent to $1.75 per annum per Share). The Articles Supplementary further provide that dividends will be payable to holders of record as they appear in the stock records of the Company for the Series C Preferred Stock at the close of business on the applicable record date, which shall be the 15th day of each month, whether or not a business day, in which the applicable dividend payment date falls.

The Series C Preferred Stock will not be redeemable before January 28, 2025, except under circumstances intended to preserve the Company’s qualification as a real estate investment trust (“REIT”) for federal income tax purposes and except upon the occurrence of a Change of Control (as defined in the Articles Supplementary). On or after January 28, 2025, upon no less than 30 nor more than 60 days’ written notice, the Company may, at its option, redeem any or all of the shares of the Series C Preferred Stock at $25.00 per Share plus any accumulated and unpaid dividends to, but not including, the redemption date. In addition, upon the occurrence of a Change of Control, upon no less than 30 nor more than 60 days’ written notice, the Company may, at its option, redeem any or all of the Shares of Series C Preferred Stock within 120 days after the first date on which such Change of Control occurred at $25.00 per share plus any accumulated and unpaid dividends to, but not including, the redemption date. The Series C Preferred Stock has no stated maturity, is not subject to any sinking fund or mandatory redemption and will remain outstanding indefinitely unless repurchased or redeemed by the Company or converted into the Common Stock in connection with a Change of Control by the holders of Series C Preferred Stock.

Upon the occurrence of a Change of Control, each holder of Series C Preferred Stock will have the right (subject to the Company’s election to redeem the Series C Preferred Stock in whole or in part, as described above, prior to the Change of Control Conversion Date (as defined in the Articles Supplementary)) to convert some or all of the Series C Preferred Stock held by such holder on the Change of Control Conversion Date into a number of shares of the Common Stock per Share of Series C Preferred Stock determined by formula, in each case, on the terms and subject to the conditions described in the Articles Supplementary, including provisions for the receipt, under specified circumstances, of alternative consideration as described in the Articles Supplementary.

There are restrictions on ownership of the Series C Preferred Stock intended to preserve the Company’s qualification as a REIT. Except under limited circumstances, holders of the Series C Preferred Stock generally do not have any voting rights.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1
Underwriting Agreement, dated January 23, 2020, among ARMOUR Residential REIT, Inc., ARMOUR Capital Management LP, and B. Riley FBR, Inc., as representative of the several underwriters listed on Schedule A attached thereto. ¬

3.1
Articles Supplementary of 7.00% Series C Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 3.11 to the Registration Statement on Form 8-A (Reg. No. 001-34766) of ARMOUR Residential REIT, Inc., filed with the Securities and Exchange Commission on January 28, 2020.

5.1	Opinion of Holland & Knight LLP regarding the validity of shares of capital stock. ¬
8.1	Opinion of Mayer Brown LLP regarding tax matters. ¬
99.1	Notice of Full Redemption of the 7.875% Series B Cumulative Redeemable Preferred Stock. ¬
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
______________________
¬         Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 28, 2020

ARMOUR RESIDENTIAL REIT, INC.

By:	/s/ Gordon M. Harper
Name:	Gordon M. Harper
Title:	VP Finance and Controller